UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 7, 2004

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

1030 N. ORANGE AVENUE, SUITE 105

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 367-0944

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 367-0950

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

Z:\Pain Care\Form 8-K\CPM 8-K (FINAL).doc

ITEM 2.01	ACQUISITION OR DISPOSITION OF ASSETS

On December 7, we announced that we acquired the non-medical assets of The Center for Pain Management, LLC (CPM), a renowned and well established pain management practice, operating four offices that serve the Maryland/Greater Washington, D.C. area.  In connection with the purchase of CPM’s non-medical assets, the Company will provide, through a wholly owned subsidiary, ongoing management and administrative services pursuant to a Management Agreement entered into with CPM.

The initial portion of the purchase price consists of $6,375,000 plus 3,687,500 PainCare common shares to be paid upon the satisfaction of certain post-closing conditions and subject to certain yet undetermined post-closing adjustments, if any. In addition, PainCare will pay CPM an additional $13,750,000 in three equal annual payments (50% in cash and 50% in PainCare common stock priced at market) subject to the satisfaction of certain earnings goals and the payment of the management fee to PainCare.

PainCare will fund the cash portion of the initial purchase price from the proceeds of the recently completed public offering.

Neither CPM nor its members have any prior relationship with us.

The acquisition has been accounted for using the purchase method of accounting.

ITEM 9.01	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The financial statements and the pro forma financial information are in process of being prepared and will be filed as an amendment to this report as soon as practicable, but no later than the required period.

Exhibits	Material Contracts

Exhibit 10.1	Asset Purchase Agreement

Exhibit 99.1	Press Release dated December 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date:	December 7, 2004	By:	/s/ RANDY LUBINSKY

Chief Executive Officer and Director

Date:	December 7, 2004	By:	/s/ MARK SZPORKA

Chief Financial Officer, Secretary and Director